UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2016

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 24, 2016, National Retail Properties, Inc. (the “Company”) has appointed Michelle Miller as Executive Vice President and Chief Accounting Officer of the Company.

Ms. Miller, age 47, joined the Company in 1999 and previously served as Senior Vice President, Controller, from October 2012 to March 2016; Senior Vice President, Accounting and Asset Management, from January 2009 to October 2012; Vice President, Accounting and Finance, from January 2004 to January 2009; and Director of Accounting & Finance, from June 1999 to January 2004. Prior to joining the Company, Ms. Miller worked as a Senior Manager with KPMG and focused primarily on real estate and financial institutions. She is a CPA and received her B.S. in Accounting from Florida State University in 1991. Ms. Miller is a member of the American Institute of CPAs, the Florida Institute of CPAs and the International Council of Shopping Centers (“ICSC”).

There are no family relationships between Ms. Miller and any director or executive officer of the Company, and Ms. Miller has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President,
Chief Financial Officer,
Assistant Secretary and Treasurer

Dated: March 28, 2016